Exhibit 99.1

CNS Pharmaceuticals Announces Reverse Stock Split

HOUSTON, TX (February 19, 2025) – CNS Pharmaceuticals, Inc. (NASDAQ: CNSP) (“CNS” or the “Company”), a biopharmaceutical company specializing in the development of novel treatments for primary and metastatic cancers in the brain and central nervous system, today announced a 1-for-50 reverse split of its common stock. Beginning on February 21, 2025, the Company’s common stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) on a split adjusted basis under the trading symbol “CNSP”, but will trade under the following new CUSIP number: 18978H409. The reverse stock split is primarily intended to increase the Company’s per share trading price and bring the Company into compliance with the Nasdaq’s listing requirement regarding minimum share price.

As a result of the reverse stock split, every 50 shares of common stock issued and outstanding as of the effective date will be automatically combined into one share of common stock. Outstanding warrants, equity-based awards and other outstanding equity rights will be proportionately adjusted by dividing the shares of common stock underlying the securities by 50 and multiplying the exercise/conversion price, as the case may be, by 50. No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio. Instead, each stockholder will be entitled to receive a cash payment in lieu of a fractional share. The par value of the common stock will remain unchanged at $0.001 per share after the reverse split, and the number of authorized shares of common stock will remain at 300 million shares. The reverse split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse split results in some stockholders owning a fractional share as described above.

About CNS Pharmaceuticals, Inc.

CNS Pharmaceuticals a clinical-stage pharmaceutical company developing a pipeline of anti-cancer drug candidates for the treatment of primary and metastatic cancers of the brain and central nervous system. The Company’s lead drug candidate, Berubicin, is a novel anthracycline and the first anthracycline to appear to cross the blood-brain barrier. Berubicin is currently in development for the treatment of a number of serious brain and CNS oncology indications including glioblastoma multiforme (GBM), an aggressive and incurable form of brain cancer.

For more information, please visit www.CNSPharma.com, and connect with the Company on Twitter, Facebook, and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the timing and completion of the reverse split. These statements relate to future events, future expectations, plans and prospects. Although CNS believes the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. CNS has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those discussed under Item 1A. "Risk Factors" in CNS's most recently filed Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this press release speak only as of its date. CNS undertakes no obligation to update any forward-looking statements contained in this press release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACTS:

Investor Relations Contact

JTC Team, LLC

Jenene Thomas

833-475-8247

CNSP@jtcir.com